EXHIBIT 24.1



                               CONSENT OF COUNSEL




         We consent to the use of our opinions, to the incorporation by reference of such opinions as an exhibits to the Form S-1 and to the reference to our firm under the headings "The Conversion - Income Tax Consequences" and "Legal and Tax Matters" in the Prospectus included in this Form S-1. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          /s/ SILVER FREEDMAN & TAFF, L.L.P.



                                          SILVER, FREEDMAN & TAFF, L.L.P.


Washington, D.C.
May 13, 1997